    Exhibit 5.11

CONSENT OF EXPERT

August 26, 2019

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Peter Lewis, do hereby consent to:

(1)
the filing of the written disclosure regarding the mineral resources of the Sapes property and of extracts from or a summary of other information pertaining to this project (the “Technical Disclosure”), in relation to the Annual Information Form of Eldorado Gold Corporation (the “Company”) for the period ended December 31, 2018 (the “AIF”);

(2)
the Technical Disclosure contained in or incorporated by reference into the Company’s Form F-10 Registration Statement (the “Form F-10”), being filed with the United States Securities and Exchange Commission and any amendments thereto;

(3)
the use of my name in the AIF and Form F-10; and

(4)
the incorporation by reference of the AIF into the Form F-10.

By:	/s/ Peter Lewis
Peter Lewis, P.Geo. Eldorado Cold Corporation Vice President, Exploration